Exhibit 99.1

Cambium Networks Reports Fourth Quarter and Full Year 2020 Financial Results

•	Record revenues of $82.8 million, increased 13% sequentially, up 29% year-over-year
•	Gross margin of 51.0%, non-GAAP(1) gross margin of 51.2%
•	Record net income of $10.5 million or $0.38 per diluted share, record non-GAAP(1) net income of $10.7 million or $0.38 per diluted share
•	Record Adjusted EBITDA(1) of $13.9 million or 16.8% of revenues
•	Net cash provided by operating activities $15.1 million

ROLLING MEADOWS, IL., Feb. 18, 2021 — Cambium Networks Corporation (“Cambium Networks”) (NASDAQ: CMBM), a leading provider of wireless networking infrastructure solutions, today announced financial results for the fourth quarter and full year 2020 ended December 31, 2020.

	GAAP			Non-GAAP (1)
(in millions, except percentages)	Q4 2020	Q3 2020	Q4 2019	Q4 2020	Q3 2020	Q4 2019
Revenues	$82.8	$73.0	$64.1	$82.8	$73.0	$64.1
Gross margin	51.0%	49.4%	52.0%	51.2%	49.7%	52.4%
Operating margin	13.8%	10.0%	2.9%	16.0%	14.6%	6.6%
Adjusted EBITDA margin				16.8%	15.6%	8.2%

	GAAP		Non-GAAP (1)
(in millions, except percentages)	2020	2019	2020	2019
Revenues	$278.5	$267.0	$278.5	$267.0
Gross margin	50.1%	49.1%	50.3%	49.5%
Operating margin	8.6%	0.5%	12.0%	8.3%
Adjusted EBITDA margin			13.4%	9.8%

Refer to Supplemental Financial Information accompanying this press release for a reconciliation of GAAP to non-GAAP numbers and for reconciliation of adjusted EBITDA for the fourth quarter and full year ended December 31, 2020.

“Our fourth quarter record results reflect the strong demand for wireless broadband connectivity and the increased need for improved networking infrastructure,” said Atul Bhatnagar, president and CEO. “We have built Cambium into a next generation global wireless infrastructure leader for broadband communications and the results are clearly demonstrated in our financial performance. Demand for infrastructure projects around the world remain robust driven by work, learn, and play from home and accelerated by government funding of broadband solutions around the world.  Fixed Wireless Broadband is a critically important networking fabric connecting our local communities.”

Bhatnagar continued, “We benefited greatly during 2020 from the investments we have made over the past few years in fixed wireless infrastructure technologies including Point-to-Multi-Point with CBRS compatible products and new opportunities such as gigabit wireless solutions with our 60 GHz millimeter wave products, enterprise Wi-Fi 6 and wireless aware switching products. We have recently added a premium version of our software-as-a-service solution, the cloud-first cnMaestro X, allowing network operators to dramatically improve quality of service from a single-pane-of-glass in the cloud.

We look forward to the addition of 5G technology with our 28 GHz millimeter wave products during calendar 2021, as we reach new customers and enter markets demanding higher performance.”

Revenues of $82.8 million for the fourth quarter 2020 increased $18.7 million year-over-year as a result of strong demand for Point-to-Multi-Point products. Revenues for the fourth quarter 2020 increased by $9.8 million compared to $73.0 million for the third quarter 2020, due to higher Point-to-Multi-Point revenues from service providers continuing to scale networks due to requests for increased capacity and new product introductions, increased demand in enterprise Wi-Fi solutions, offset by lower Point-to-Point revenues.

GAAP gross margin for the fourth quarter 2020 was 51.0%, compared to 52.0% for the fourth quarter 2019, and 49.4% for the third quarter 2020. GAAP operating income for the fourth quarter 2020 was $11.4 million, compared to $1.9 million for the fourth quarter 2019, and $7.3 million for the third quarter 2020. Record GAAP net income for the fourth quarter 2020 was $10.5 million, or net earnings of $0.38 per diluted share, compared to net loss of $1.0 million, or a net loss of $0.04 per diluted share for the fourth quarter 2019, and $5.6 million, or net earnings of $0.21 per diluted share for the third quarter 2020.

Non-GAAP gross margin for the fourth quarter 2020 was 51.2%, compared to 52.4% for the fourth quarter 2019, and 49.7% for the third quarter 2020. Non-GAAP operating income for the fourth quarter 2020 was $13.3 million, compared to $4.3 million for the fourth quarter 2019, and $10.6 million for the third quarter 2020. Non-GAAP net income for the fourth quarter 2020 was a record $10.7 million, or $0.38 per diluted share, compared to $2.3 million, or $0.09 per diluted share for the fourth quarter 2019, and $7.8 million, or $0.29 per diluted share for the third quarter 2020. For the fourth quarter 2020, adjusted EBITDA was a record $13.9 million or 16.8% of revenues, compared to adjusted EBITDA of $5.3 million or 8.2% of revenues for the fourth quarter 2019, and $11.4 million or 15.6% of revenues for the third quarter 2020.

For full year 2020, revenues of $278.5 million increased by $11.4 million, up 4% compared to calendar year 2019.  GAAP operating income of $23.9 million for full year 2020 compared to $1.3 million during 2019. Non-GAAP operating income was $33.4 million or 12.0% of revenues for full year 2020, compared to $22.3 million or 8.3% of revenues during 2019. GAAP net income for full year 2020 was $18.6 million, or net income of $0.70 per diluted share, compared to GAAP net loss of $17.6 million, or a loss of $0.89 per diluted share, for calendar year 2019.  For full year 2020, non-GAAP net income was $24.1 million or $0.86 per diluted share, compared to $12.1 million, or $0.47 per diluted share for 2019. Adjusted EBITDA for full year 2020 was $37.4 million or 13.4% of revenues, compared to $26.2 million or 9.8% of revenues for 2019.

Cash provided by operating activities was $15.1 million for the fourth quarter 2020, compared to $6.1 million for the fourth quarter 2019, and $16.4 million for the third quarter 2020. Cash totaled $62.5 million as of December 31, 2020, $43.1 million higher than December 31, 2019, due primarily to higher earnings, strong working capital management from lower inventories, and lower interest payments due to a reduction in long-term debt. The increase in cash balance of $12.4 million from September 30, 2020 was primarily the result of an increase in net income and improved working capital management and represented a positive net cash position for the first time in the company’s history.

Fourth Quarter 2020 Highlights

•	Record revenues of $82.8 million, up 13% sequentially, an increase of 29% year-over-year.
•	Record GAAP net income of $10.5 million or $0.38 per diluted share, record non-GAAP net income of $10.7 million or $0.38 per diluted share.

•

Record Adjusted EBITDA of $13.9 million or 16.8% of revenues, compared to $5.3 million or 8.2% of revenues for the fourth quarter 2019, and $11.4 million or 15.6% of revenues for the third quarter 2020.

•	Net cash provided by operating activities $15.1 million.

Full Year 2020 Highlights

•	Revenues of $278.5 million increased 4% compared to 2019.
•	Point-to-Multi-Point revenues of $172.6 million increased 11% compared to 2019.
•	Enterprise Wi-Fi revenues of $40.0 million increased 12% compared to 2019.
•	GAAP gross margin of 50.1%, up 100 basis points from 2019. Non-GAAP gross margin of 50.3%, increased 80 basis points from 2019.
•	GAAP net income of $18.6 million or $0.70 per diluted share, non-GAAP net income $24.1 million or $0.86 per diluted share.
•	Adjusted EBITDA of $37.4 million or 13.4% of revenues, compared to $26.2 million or 9.8% of revenues for 2019, and represents a 43% increase for 2020.
•	Increased new channel partners by over 2,340 year-over-year, an increase of 34%.
•	Devices under cnMaestro® Cloud management increased 40% compared to 2019.

First Quarter 2021 Financial Outlook

Taking into account our current visibility, the financial outlook as of February 18, 2021 for the first quarter ending March 31, 2021 is expected to be as follows:

•	Revenues between $81.0-$85.0 million
•	GAAP gross margin between 49.3%-50.3%; and non-GAAP gross margin between 49.5%-50.5%
•	GAAP operating income between $9.7-$11.5 million; and non-GAAP operating income between $11.6-$13.4 million
•	Interest expense, net of approximately $1.4 million
•	GAAP net income between $8.1-$9.6 million or between $0.29 and $0.34 per diluted share; and non-GAAP net income between $8.4-$9.7 million or between $0.30 and $0.34 per diluted share
•	Adjusted EBITDA between $12.6-$14.5 million; and adjusted EBITDA margin between 15.6%-17.0%
•	GAAP taxes between 2.0%-5.0%; and a non-GAAP effective tax rate of approximately 17.0%-19.0%
•	Approximately 28.3 million weighted average diluted shares outstanding

Cash requirements are expected to be as follows:

•	Paydown of debt: $2.5 million
•	Cash flow interest expense: approximately $0.9 million
•	Capital expenditures: $3.2-$3.6 million

Full Year 2021 Financial Outlook

•	Revenues between $317.5-$331.4 million, increasing between 14%-19%
•	Adjusted EBITDA margin between 15.0%-16.0%

Cambium Networks financial outlook does not include the potential impact of any possible future financial transactions, acquisitions, pending legal matters, or other transactions.  Accordingly, Cambium Networks only includes such items in the company’s financial outlook to the extent they are reasonable; however, actual results may differ materially from the outlook.

Conference Call and Webcast

Cambium Networks will host a live webcast and conference call to discuss its financial results at 4:30 p.m. ET today, February 18, 2021. To access the live conference call by phone, listeners should dial +1(877) 288-4394 in the U.S. or Canada and +1(470) 495-9483 for international callers, referencing conference ID number 3344839. To join the live webcast and view additional materials, listeners should access the investor page of Cambium Networks website at https://investors.cambiumnetworks.com/. Following the live webcast, a replay will be available on the investor page of Cambium Networks website for a period of one year. A replay of the conference call will be available for 48 hours soon after the call by phone by dialing +1(855) 859-2056 in the U.S. or Canada and +1(404) 537-3406 for international callers, using the conference ID number 3344839.

In addition, Cambium Networks President and CEO, Atul Bhatnagar, will present and hold one-on-one meetings with investors including Thursday Feb. 25, 2021 with Water Tower Research; Tuesday Mar. 2, 2021 at the JMP Securities Technology Conference; on Wednesday Mar. 3, 2021 at the Raymond James Virtual Technology Conference; and on Tuesday Mar. 16, 2021 at the ROTH Capital Partners Conference. All conferences will be held virtually. To join the live webcasts for the conferences, listeners should access the investor page of Cambium Networks website https://investors.cambiumnetworks.com/.  Following the live webcast, a replay will be available in the event archives at the same web address.

About Cambium Networks

Cambium Networks delivers wireless communications that work for businesses, communities, and cities worldwide. Millions of our radios are deployed to connect people, places and things with a unified wireless fabric that spans multiple standards and frequencies of fixed wireless and Wi-Fi, all managed centrally via the cloud. Our multi-gigabit wireless fabric offers a compelling value proposition over traditional fiber and alternative wireless solutions. We work with our Cambium certified ConnectedPartners to deliver purpose-built networks for service provider, enterprise, industrial, and government connectivity solutions in urban, suburban, and rural environments, with wireless that just works.

Cautionary Note Regarding Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this document, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential”

or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this document are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this document and are subject to a number of risks, uncertainties and assumptions including those described in the “Risk factors” section of our 2019 Form 10-K filed with the Securities and Exchange Commission on March 24, 2020, and most recent Form 10-Q filed on November 6, 2020. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include: the unpredictability of our operating results; our expectations regarding outstanding litigation; our inability to predict and respond to emerging technological trends and network operators’ changing needs; risks presented by the global COVID-19 pandemic, which could significantly disrupt our manufacturing, sales and other operations and negatively impact our financial results; our reliance on third-party manufacturers, which subjects us to risks of product delivery delays and reduced control over product costs and quality; our reliance on distributors and value-added resellers for the substantial majority of our sales; the inability of our third-party logistics and warehousing providers to deliver products to our channel partners and network operators in a timely manner; the quality of our support and services offerings; our or our distributors’ and channel partners’ inability to attract new network operators or sell additional products to network operators that currently use our products; the seasonality of our business; our limited or sole source suppliers’ inability to produce third-party components to build our products; the technological complexity of our products, which may contain undetected hardware defects or software bugs; our channel partners’ inability to effectively manage inventory of our products, timely resell our products or estimate expected future demand; credit risk of our channel partners, which could adversely affect their ability to purchase or pay for our products; our inability to manage our growth and expand our operations; unpredictability of sales and revenues due to lengthy sales cycles; our inability to maintain an effective system of internal controls, produce timely and accurate financial statements or comply with applicable regulations; our reliance on the availability of third-party licenses; risks associated with international sales and operations; current or future unfavorable economic conditions, both domestically and in foreign markets; and our inability to obtain intellectual property protections for our products.

Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATION
(In thousands, except share and per share amounts)
(Unaudited)
	Three months ended			Year ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019

Revenues	$82,805	$72,971	$64,062	$278,459	$267,028
Cost of revenues	40,568	36,902	30,767	139,049	135,799
Gross profit	42,237	36,069	33,295	139,410	131,229
Gross margin	51.0%	49.4%	52.0%	50.1%	49.1%
Operating expenses
Research and development	11,862	10,213	12,126	43,188	47,692
Sales and marketing	10,152	8,293	11,445	36,784	46,253
General and administrative	7,176	8,604	5,936	28,851	30,125
Depreciation and amortization	1,601	1,643	1,901	6,639	5,858
Total operating expenses	30,791	28,753	31,408	115,462	129,928
Operating income	11,446	7,316	1,887	23,948	1,301
Operating margin	13.8%	10.0%	2.9%	8.6%	0.5%
Interest expense, net	1,197	1,259	1,402	5,326	8,076
Other expense, net	411	318	295	491	546
Income (loss) before income taxes	9,838	5,739	190	18,131	(7,321)
(Benefit) provision for income taxes	(668)	144	1,239	(444)	10,280
Net income (loss)	$10,506	$5,595	$(1,049)	$18,575	$(17,601)

Earnings (loss) per share
Basic	$0.41	$0.22	$(0.04)	$0.72	$(0.89)
Diluted	$0.38	$0.21	$(0.04)	$0.70	$(0.89)
Weighted-average number of shares outstanding to compute earnings (loss) per share
Basic	25,775,954	25,691,357	25,670,170	25,707,092	19,741,764
Diluted	27,582,283	26,346,730	25,670,170	26,403,112	19,741,764

Share-based compensation included in costs and expenses:
Cost of revenues	$16	$16	$15	$67	$211
Research and development	413	396	301	1,599	5,363
Sales and marketing	254	251	204	980	4,185
General and administrative	48	291	270	790	7,937
Total share-based compensation expense	$731	$954	$790	$3,436	$17,696

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share information)
(Unaudited)
	December 31, 2020	December 31, 2019
ASSETS
Current assets
Cash	$62,472	$19,346
Accounts receivable, net of allowance	58,114	58,628
Inventories, net	33,962	41,670
Recoverable income taxes	1,420	—
Prepaid expenses	4,143	5,323
Other current assets	5,024	4,350
Total current assets	165,135	129,317
Noncurrent assets
Property and equipment, net	7,535	8,314
Software, net	3,438	3,395
Operating lease assets	5,083	6,872
Intangible assets, net	12,895	15,100
Goodwill	9,842	8,552
Deferred tax assets, net	1,537	929
Other noncurrent assets	288	—
TOTAL ASSETS	$205,753	$172,479
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$30,859	$25,214
Accrued liabilities	20,160	15,034
Employee compensation	14,911	4,652
Current portion of long-term external debt, net	29,201	9,454
Deferred revenues	6,471	7,430
Other current liabilities	6,009	6,084
Total current liabilities	107,611	67,868
Noncurrent liabilities
Long-term external debt, net	24,957	54,158
Deferred revenues	4,448	4,852
Noncurrent operating lease liabilities	3,332	5,335
Deferred tax liabilities, net	9	337
Other noncurrent liabilities	2,009	—
Total liabilities	142,366	132,550
Shareholders' equity
Share capital; $0.0001 par value; 500,000,000 shares authorized at December 31, 2019 and December 31, 2020; 25,753,603 issued and 25,672,983 outstanding at December 31, 2019; 26,126,775 shares issued and 26,034,629 outstanding at December 31, 2020	3	3
Additional paid in capital	109,837	104,773
Treasury shares, at cost, 80,620 shares at December 31, 2019 and 92,146 shares at December 31, 2020	(1,090)	(1,094)
Accumulated deficit	(44,799)	(63,374)
Accumulated other comprehensive loss	(564)	(379)
Total shareholders’ equity	63,387	39,929
TOTAL LIABILITIES AND EQUITY	$205,753	$172,479

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019
Cash flows from operating activities:
Net income (loss)	$10,506	$5,595	$(1,049)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,763	1,807	2,046
Amortization of debt issuance costs	137	136	136
Share-based compensation	731	954	790
Deferred income taxes	(388)	(434)	(97)
Provision for inventory excess and obsolescence	(37)	881	(129)
Other	(31)	433	34
Change in assets and liabilities:
Receivables	(4,766)	(1,536)	(31)
Inventories	(4,871)	156	1,028
Accounts payable	5,922	5,156	3,753
Accrued employee compensation	5,803	2,915	(329)
Other assets and liabilities	313	322	(7)
Net cash provided by operating activities	15,082	16,385	6,145
Cash flows from investing activities:
Purchase of property and equipment	(975)	(890)	(467)
Purchase of software	(738)	(485)	(72)
Cash paid for acquisition	—	—	(2,666)
Net cash used in investing activities	(1,713)	(1,375)	(3,205)
Cash flows from financing activities:
Repayment of term loan	(2,500)	(2,500)	(2,375)
Payment of deferred offering costs	—	—	(181)
Taxes paid related to net share settlement of equity awards	(27)	(15)	—
Proceeds from share option exercises	1,465	163	—
Net cash used in financing activities	(1,062)	(2,352)	(2,556)
Effect of exchange rate on cash	45	18	12
Net increase in cash	12,352	12,676	396
Cash, beginning of period	50,120	37,444	18,950
Cash, end of period	$62,472	$50,120	$19,346

Supplemental disclosure of cash flow information:
Income taxes paid	$606	$1,205	$270
Interest paid	$860	$925	$1,185

CAMBIUM NETWORKS CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands)
(Unaudited)

REVENUES BY PRODUCT TYPE
	Three Months Ended			Year Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Point-to-Multi-Point	$53,828	$43,342	$33,244	$172,601	$156,157
Point-to-Point	16,756	17,967	18,178	60,435	71,618
Wi-Fi	10,920	9,949	11,521	39,990	35,678
Other	1,301	1,713	1,119	5,433	3,575
Total Revenues	$82,805	$72,971	$64,062	$278,459	$267,028

REVENUES BY REGION
	Three Months Ended			Year Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
North America	$45,183	$38,656	$29,113	$147,328	$122,565
Europe, Middle East and Africa	21,509	20,250	19,217	80,927	85,930
Caribbean and Latin America	10,397	9,138	8,240	29,418	31,767
Asia Pacific	5,716	4,927	7,492	20,786	26,766
Total Revenues	$82,805	$72,971	$64,062	$278,459	$267,028

Use of non-GAAP (Adjusted) Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States (GAAP), we provide additional financial metrics that are not prepared in accordance with GAAP (non-GAAP), including Adjusted EBITDA, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin, non-GAAP pre-tax income, non-GAAP provision for income taxes, non-GAAP net income, and non-GAAP fully weighted basic and diluted shares. Management uses these non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation and to evaluate our financial performance. We believe that these non-GAAP financial measures help us to identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of the non-GAAP financial measures.

Accordingly, we believe that these financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business and provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects.  These non-GAAP measures eliminate the variability caused by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used, the variability caused by purchase accounting and provide a more relevant measure of operating performance. Although the calculation of non-GAAP financial measures may vary from company to company, our detailed presentation may facilitate analysis and comparison of our operating results by management and investors with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results in their public disclosures. These non-GAAP financial measures are discussed below.

Adjusted EBITDA is defined as net income as reported in our consolidated statements of income excluding the impact of (i) interest expense (income), net; (ii) income tax provision (benefit); (iii) depreciation and amortization expense; (iv) nonrecurring legal expenses, (v) share-based compensation expense, (vi) secondary offering expenses, (vii) one-time acquisition costs, (viii) restructuring expenses, (ix) sponsor management fees associated with advisory services, and non-recurring legal expenses. EBITDA is widely used by securities analysts, investors and other interested parties to evaluate the profitability of companies. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting net finance costs), tax positions (such as the availability of net operating losses against which to relieve taxable profits), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense). We adjust EBITDA to also exclude nonrecurring legal expenses since this is one-time in nature and does not reflect our ongoing operations. We adjust EBITDA for share-based compensation expense which is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cambium Networks control. As a result, management excludes this item from Cambium Networks internal operating forecasts and models. We also adjust EBITDA to exclude one-time acquisition costs and restructuring expenses and offering expenses as these relate to events outside of the ordinary course of continuing operations and to provide a more accurate comparison of our ongoing business results.

Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP net income are used as a supplement to our unaudited condensed consolidated financial statements presented in accordance with GAAP.  We believe these non-GAAP measures are the most meaningful for period-to-period comparisons because they exclude the impact of share-based compensation expense, amortization of acquired intangibles, and amortization of capitalized software costs as we do not consider these costs and expenses to be indicative of our ongoing operations.

Share-based compensation expense and associated employment taxes paid are excluded. Management may issue different types of awards, including share options, restricted share awards and restricted share units, as well as awards with performance or other market characteristics, and excludes the associated expense in this non-GAAP measure. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cambium Networks control while the associated employment taxes are cash-based expenses that vary in amount from period-to-period and are dependent on market forces as well as jurisdictional tax regulations that are often beyond Cambium Networks control. In addition, in the three-month period ended June 30, 2019, Cambium Networks incurred a one-time share-based compensation expense of $16.1 million in connection with (i) the recognition of deferred share-based compensation expense and (ii) the issuance of 2,172,000 share options, each upon the completion of our initial public offering.

Nonrecurring legal expenses include settlements of existing or threatened litigation. Secondary offering expenses were incurred by Cambium Networks associated with the registration and sale in December 2020 of 2,500,000 ordinary shares held by Vector Capital. Cambium Networks did not raise any additional capital in the offering and the expenses are excluded as not part of continuing operations.

Amortization of acquired intangibles includes customer relationships, unpatented technology, patents, software, and trademarks, and are excluded since these are not indicative of continuing operations.

Amortization of capitalized software costs include capitalized research and development activities amortized over their useful life and included in cost of revenues and are excluded since these are not indicative of continuing operations.

Acquisition and integration costs consist of legal and professional fees relating to the acquisition of Xirrus. Cambium Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations.

One-time charges associated with the completion of an acquisition including items such as contract termination costs, severance and other acquisition-related restructuring costs; costs incurred in connection with integration activities; and legal and accounting costs. Cambium Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations.

Restructuring expenses primarily consist of severance costs for employees which are not related to future operating expenses. Cambium Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations. Excluding these charges permits more accurate comparisons of Cambium Networks ongoing business results.

Our non-GAAP tax adjustments include the tax impacts from share-based compensation expense including excess or decremental tax benefits available to the company that are recorded when incurred, one-time and ongoing impacts from the company's valuation allowance recognized in the quarter ended June 30, 2019, and one-time tax impacts from share-based compensation expense incurred upon the completion of our initial public offering. Cambium Networks excludes these amounts to more closely approximate the company’s ongoing effective tax rate after adjusting for one-time or unique reoccurring items. The associated non-GAAP effective tax rate is also applied to the gross amount of non-GAAP adjustments for purposes of calculating non-GAAP net income in total and on a per-share basis. This approach is designed to enhance the ability of investors to understand the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP adjustments which may not reflect actual cash tax expense.

Non-GAAP fully weighted basic and diluted shares are shown as outstanding during the entire period presented and include dilutive shares, if their effect to earnings per share is dilutive.  We also use non-GAAP fully weighted basic and diluted shares to provide more comparable per-share results across periods.

These non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP. There are limitations in the use of non-GAAP measures, because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment concerning exclusions of items from the comparable non-GAAP financial measure. In addition, other companies may use other measures to evaluate their performance, or may calculate non-GAAP measures differently, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We present a “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” in the tables below.

The following table reconciles net income (loss) to Adjusted EBITDA, the most directly comparable financial measure, calculated and presented in accordance with GAAP (in thousands):

CAMBIUM NETWORKS CORPORATION
SUPPLEMENTAL SCHEDULE OF NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)
	Three months ended			Year ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net income (loss)	$10,506	$5,595	$(1,049)	$18,575	$(17,601)
Interest expense, net	1,197	1,259	1,402	5,326	8,076
(Benefit) provision for income taxes	(668)	144	1,239	(444)	10,280
Depreciation and amortization	1,763	1,807	2,046	7,268	6,367
EBITDA	12,798	8,805	3,638	30,725	7,122
Share-based compensation	731	954	915	3,436	17,959
Secondary offering expenses	381	—	—	381	—
Nonrecurring legal expenses	—	1,625	—	1,625	—
Sponsor management fee	—	—	—	—	250
Xirrus one-time acquisition charges	—	—	74	30	242
Restructuring expense	—	19	644	1,180	644
Adjusted EBITDA	$13,910	$11,403	$5,271	$37,377	$26,217

Adjusted EBITDA Margin	16.8%	15.6%	8.2%	13.4%	9.8%

The following table reconciles all other GAAP to non-GAAP financial measures (in thousands):

CAMBIUM NETWORKS CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
GAAP gross profit	$42,237	$36,069	$33,295	$139,410	$131,229
Share-based compensation expense	16	16	15	67	211
Amortization of capitalized software costs	163	163	145	629	509
Restructuring expense	—	—	117	—	117
Non-GAAP gross profit	$42,416	$36,248	$33,572	$140,106	$132,066
Non-GAAP gross margin	51.2%	49.7%	52.4%	50.3%	49.5%

GAAP research and development expense	$11,862	$10,213	$12,126	$43,188	$47,692
Share-based compensation expense	413	396	426	1,599	5,626
Restructuring expense	—	19	131	653	131
Non-GAAP research and development expense	$11,449	$9,798	$11,569	$40,936	$41,935

GAAP sales and marketing expense	$10,152	$8,293	$11,445	$36,784	$46,253
Share-based compensation expense	254	251	204	980	4,185
Restructuring expense	—	—	362	504	362
Non-GAAP sales and marketing expense	$9,898	$8,042	$10,879	$35,300	$41,706

GAAP general and administrative expense	$7,176	$8,604	$5,936	$28,851	$30,125
Share-based compensation expense	48	291	270	790	7,937
Secondary offering expenses	381	—	—	381	—
Nonrecurring legal expenses	—	1,625	—	1,625	—
Xirrus one-time acquisition charges	—	—	74	30	242
Restructuring expense	—	—	34	23	34
Non-GAAP general and administrative expense	$6,747	$6,688	$5,558	$26,002	$21,912

GAAP depreciation and amortization	$1,601	$1,643	$1,901	$6,639	$5,858
Amortization of acquired intangibles	552	551	593	2,205	1,603
Non-GAAP depreciation and amortization	$1,049	$1,092	$1,308	$4,434	$4,255

GAAP operating income	$11,446	$7,316	$1,887	$23,948	$1,301
Share-based compensation expense	731	954	915	3,436	17,959
Secondary offering expenses	381	—	—	381	—
Nonrecurring legal expenses	—	1,625	—	1,625	—
Amortization of capitalized software costs	163	163	145	629	509
Amortization of acquired intangibles	552	551	593	2,205	1,603
Xirrus one-time acquisition charges	—	—	74	30	242
Restructuring expense	—	19	644	1,180	644
Non-GAAP operating income	$13,273	$10,628	$4,258	$33,434	$22,258

GAAP pre-tax income	$9,838	$5,739	$190	$18,131	$(7,321)
Share-based compensation expense	731	954	915	3,436	17,959
Secondary offering expenses	381	—	—	381	—
Nonrecurring legal expenses	—	1,625	—	1,625	—
Amortization of capitalized software costs	163	163	145	629	509
Amortization of acquired intangibles	552	551	593	2,205	1,603
Xirrus one-time acquisition charges	—	—	74	30	242
Write-down of debt issuance costs upon prepayment of debt	—	—	—	—	527
Restructuring expense	—	19	644	1,180	644
Non-GAAP pre-tax income	$11,665	$9,051	$2,561	$27,617	$14,163

GAAP (benefit) provision for income taxes	$(668)	$144	$1,239	$(444)	$10,280
Valuation allowance impacts	(352)	(470)	1,361	(1,226)	9,599
Tax rate change	(925)	—	—	(925)	—
Tax impacts of share vesting	—	—	277	3	2,807
Tax effect of Non-GAAP adjustments, using non-GAAP ETR	(365)	(662)	(688)	(1,897)	(4,295)
All other discrete items	—	—	—	61	85
Non-GAAP provision for income taxes	$974	$1,276	$289	$3,540	$2,085
Non-GAAP ETR	8.4%	14.1%	11.3%	12.8%	14.7%

GAAP net income	$10,506	$5,595	$(1,049)	$18,575	$(17,601)
Share-based compensation expense	731	954	915	3,436	17,959
Secondary offering expenses	381	—	—	381	—
Nonrecurring legal expenses	—	1,625	—	1,625	—
Amortization of capitalized software costs	163	163	145	629	509
Amortization of acquired intangibles	552	551	593	2,205	1,603
Xirrus one-time acquisition charges	—	—	74	30	242
Write-down of debt issuance costs upon prepayment of debt	—	—	—	—	527
Restructuring expense	—	19	644	1,180	644
Non-GAAP adjustments to tax	(1,277)	(470)	1,638	(2,087)	12,490
Tax effect of Non-GAAP adjustments, using non-GAAP ETR	(365)	(662)	(688)	(1,897)	(4,295)
Non-GAAP net income	$10,691	$7,775	$2,272	$24,077	$12,078
Non-GAAP fully weighted basic shares	26,035	25,701	25,673	26,035	25,673
Non-GAAP fully weighted diluted shares	27,934	26,356	25,673	27,934	25,673
Non-GAAP net income per Non-GAAP basic share	$0.41	$0.30	$0.09	$0.92	$0.47
Non-GAAP net income per Non-GAAP diluted share	$0.38	$0.29	$0.09	$0.86	$0.47

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Investor Inquiries:

Peter Schuman, IRC

Sr. Director Investor & Industry Analyst Relations

Cambium Networks

+1 (847) 264-2188

peter.schuman@cambiumnetworks.com